POWER OF ATTORNEY

     The undersigned, Ronald C. Hanson, hereby authorizes and designates Kenneth D. McCuskey and Jim T. Remus, or either of them signing singly (the "Attorneys in Fact"), to execute and file on the undersigneds behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc. The authority of the Attorneys in Fact under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to the undersigneds ownership of or transactions in securities of Sauer-Danfoss Inc., unless earlier revoked in writing. The undersigned acknowledges that none of the Attorneys in Fact is assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date: June 4, 2002                                                                                  Ronald C. Hanson
                                                                                                               Ronald C. Hanson